Exhibit 10.1

July 15, 2020

Capstone Turbine Corporation

16640 Stagg Street

Van Nuys, California 91406

Attention: Darren R. Jamison, President and Chief Executive Officer

Dear Mr. Jamison:

Reference is made to the At The Market Offering Agreement, dated as of June 7, 2018 (the “ATM Agreement”), between Capstone Turbine Corporation (the “Company”) and H.C. Wainwright & Co., LLC (the “Wainwright”). This letter (the “Amendment”) constitutes an agreement between the Company and Wainwright to amend the ATM Agreement as set forth herein. Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement.

1.               The defined term “Agreement” in the ATM Agreement is amended to mean the ATM Agreement as amended by this Amendment.

2.               The first sentence of Section 2 of the ATM Agreement is hereby amended and restated as follows:

“The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, from time to time during the term of this Agreement and on the terms set forth herein, up to the Maximum Amount (as defined below), which is equal to the lesser of such number of shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), that (a) equals the number or dollar amount of shares of Common Stock registered on the Registration Statement pursuant to which the offering is being made, (b) equals the number of authorized but unissued shares of Common Stock (less the number of shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) equals the number or dollar amount of Shares authorized by Board, or (d) would cause the Company or the offering of the Shares to not satisfy the eligibility and transaction requirements for use of Form S-3, including, if applicable, General Instruction I.B.6 of Registration Statement on Form S-3 (the lesser of (a), (b), (c) and (d), the “Maximum Amount”).”

3.              A new Section 2(b)(ix) of the ATM Agreement is hereby inserted as follows:

“If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution” and the record date for the determination of stockholders entitled to receive the Distribution, the “Record Date”), the Company hereby covenants that, in connection with any sales of Shares pursuant to a Sales Notice on the Record Date, the Company covenants and agrees that the Company shall issue and deliver such Shares to the Manager on the Record Date and the Record Date shall be the Settlement Date and the Company shall cover any additional costs of the Manager in connection with the delivery of Shares on the Record Date.”

4.               Section 8(c) of the ATM Agreement is hereby amended and restated as follows:

“This Agreement shall remain in full force and effect until the date that this Agreement is terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties, provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7, 8, 9, 10, 12 and 14 shall remain in full force and effect.”

5.               The Company and Wainwright hereby agree that the date of this Amendment shall be a Representation Date under the ATM Agreement and the Company shall file a Prospectus Supplement with the Commission on the date hereof.

6.               Except as expressly set forth herein, all of the terms and conditions of the ATM Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.

7.              This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company and Wainwright, please sign in the space provided below, whereupon this Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By	/s/ Edward D. Silvera
Name: Edward D. Silvera
Title: Chief Operating Officer

Accepted and Agreed:

capstone turbine corporation

By:	/s/ Darren R. Jamison
Name: Darren R. Jamison
Title: President and Chief Executive Officer

[signature page to CPST Amendment to

atm agreement]

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